Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
AUGUST 10, 2021
CHESAPEAKE ENERGY CORPORATION REPORTS 2021 SECOND QUARTER RESULTS
OKLAHOMA CITY, August 10, 2021 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported 2021 second quarter results. Highlights include:
•Net cash provided by operating activities of $394 million, resulting in unrestricted cash balance of $612 million
•Net loss totaled $439 million, or $4.48 per diluted share; adjusted net income(1) of $181 million, or $1.64 per diluted share
•Adjusted EBITDAX(1) of $429 million; free cash flow of $292 million; net debt(1) at June 30 to 2021E adjusted EBITDAX ratio of 0.3x
•Initiating variable return program to deliver 50% of free cash flow(1) to shareholders on a quarterly basis, payable in the 2022 first quarter
•Announced responsibly sourced gas (RSG) partnership; first company seeking to certify and continuously monitor production across two major shale gas basins
•Positive 2021 guidance adjustments include increasing adjusted EBITDAX, raising oil and gas production estimates due to lower base decline rates, lower general and administrative (G&A) expenses, and no change in capital spending
(1) A Non-GAAP measure as defined in the supplemental financial tables available on the company's website at www.chk.com.
Mike Wichterich, Chesapeake’s Board Chairman and Interim Chief Executive Officer, commented, “Behind our talented employees, Chesapeake executed another quarter of strong results, improving our guidance outlook for the rest of the year as our base production decline rates continue to improve and general and administrative (G&A) expenses continue to fall. In addition, Chesapeake is pleased to launch a variable return program designed to deliver 50% of free cash flow to shareholders in cash on a quarterly basis. Chesapeake remains well positioned to responsibly deliver sustainable returns and cash flow through consistent quarterly performance.”
Base Dividend Information and Establishing Variable Return Program
During the 2021 second quarter, Chesapeake generated $394 million of operating cash flow and ended the quarter with $612 million of cash on hand. Consistent with the company’s strong liquidity and free cash flow generation, Chesapeake's Board of Directors declared a quarterly dividend on its common shares of $0.34375 per share. The dividend will be payable on September 9, 2021 to shareholders of record at the close of business on August 24, 2021. Additionally, Chesapeake announced the establishment of a variable return program to deliver 50% of the previous quarter’s free cash flow to investors in cash, payable the following quarter, and beginning with results from the 2021 fourth quarter.
Operations Update
Chesapeake continues to see lower base production decline rates which helped achieve an average net production rate of approximately 433,000 boe per day (approximately 77% natural gas and 23% total liquids) during the 2021 second quarter. Chesapeake is currently operating seven rigs across all its business units, with three rigs in the Marcellus Shale in Pennsylvania, three rigs located in the Haynesville Shale in Louisiana and one rig in the South Texas Eagle Ford Shale.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

ESG Update
In July 2021, Chesapeake announced a partnership with MiQ and Equitable Origin to independently certify and continuously monitor its natural gas production across two major shale gas basins, the Marcellus in Pennsylvania and the Haynesville in Louisiana, making Chesapeake the first company seeking to certify two basins for the industry. The MiQ certification will provide a verified approach to tracking the company’s initiative to reduce its methane intensity to 0.09% by 2025, as well as support Chesapeake in its overall objective of achieving net-zero direct greenhouse gas emissions by 2035. The company has recently entered into, and is continuing to pursue, supply agreements providing certified RSG gas in the Marcellus Shale from its initial results under a previous pilot with Project Canary.
Additionally, in July the company began utilizing its first electric stimulation fleet in the Marcellus Shale to further reduce diesel usage in its fracture stimulations. The electric fleet will displace 100% of Chesapeake's associated diesel consumption during the stimulation operation, resulting in lower GHG emissions while also reducing the audible noise level with electric equipment. The company estimates that the use of this electric fleet alone could displace a total of up to approximately 4.4 million gallons of diesel per year. The company also plans to begin utilizing a Tier 4 dual-fuel fracture stimulation fleet in its Haynesville operations beginning in September 2021, reducing its diesel usage further.
2021 Outlook Update
In a positive update to 2021 guidance, Chesapeake increased its expected 2021 adjusted EBITDAX range to approximately $1.8 to $1.9 billion, up 16% from $1.55 to $1.65 billion previously. In addition, the company increased its total annual production, affirmed its commitment to disciplined spending with no change to its previous capital program and reduced its annual G&A expense guidance by approximately $25 million, or 15% (using midpoints).
Conference Call Information
Chesapeake will conduct a conference call to discuss these results on Wednesday, August 11, 2021 at 9:00 am EDT. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode for the call is 2789084.
Financial Statements and Guidance Documents
The company’s 2021 second quarter financial and operational results, along with non-GAAP measures that adjust for items that are typically excluded by securities analysts, and management’s updated guidance for the remainder of 2021 are available on the company's website at www.chk.com.
Non-GAAP Financial Measures
This news release includes non-GAAP financial measures. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on the company's website at www.chk.com.
Fresh Start Accounting and Predecessor and Successor Periods
In connection with our emergence from bankruptcy on February 9, 2021, Chesapeake qualified for and applied fresh start accounting. In applying fresh start accounting, Chesapeake allocated its reorganization value to its individual assets based on their estimated fair values. Accordingly, the consolidated financial statements after February 9, 2021 are not comparable with the consolidated financial statements as of or prior to that date. References to "Successor" refer to the post-emergence reorganized Chesapeake after February 9, 2021, and references to "Predecessor" refer to pre-emergence Chesapeake for periods on or before February 9, 2021.

Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NASDAQ: CHK) operations are focused on discovering and responsibly developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.
Forward-Looking Statements
This news release and the accompanying outlook include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations, management's outlook guidance or forecasts of future events, expected natural gas and oil growth trajectory, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, dividend plans, future production and commodity mix, plans and objectives for future operations, ESG initiatives, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.
Factors that could cause actual results to differ materially from expected results include those described under "Risk Factors" in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings). These risk factors include: the impact of the COVID-19 pandemic and its effect on the company's business, financial condition, employees, contractors and vendors, and on the global demand for oil and natural gas and U.S. and world financial markets; the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends, to finance reserve replacement costs or satisfy our debt obligations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulations on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; and an interruption in operations at our headquarters due to a catastrophic event.
In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. We caution you not to place undue reliance on our forward-looking statements that speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law. In addition, this news release contains time-sensitive information that reflects management's best judgment only as of the date of this news release.

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